Immediate               Karen Widmayer:  Media Contact
                        (202) 729-1789
                        karen.widmayer@carramerica.com
                        Stephen Walsh:  Analyst Contact
                        (202) 729-1764
                        stephen.walsh@carramerica.com

CARRAMERICA ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

     Washington D.C. - May 1, 2003 - CarrAmerica Realty Corporation (NYSE:CRE) today reported first quarter 2003 diluted earnings per share of $0.26 on net income of $19.0 million, compared to diluted earnings per share of $0.17 on net income of $17.5 million for the first quarter of 2002, which included a $2.4 million charge for HQ Global Workplaces, Inc. lease guarantees. Diluted earnings per share for the first quarter of 2002, excluding the $2.4 million charge for HQ Global lease guarantees, would have been $0.21.

     For the first quarter of 2003, adjusted Funds From Operations (FFO) were $50.1 million or $0.87 per adjusted share, compared to $48.1 million or $0.81 per adjusted share for the first quarter of 2002, which included a $2.4 million charge for HQ Global Workplaces, Inc. lease guarantees. Adjusted FFO for the first quarter of 2002 would have been $50.5 million or $.85 per adjusted share excluding the charge for HQ Global lease guarantees.

     CarrAmerica President and COO, Philip L. Hawkins, said, "CarrAmerica was able to deliver good leasing results in the first quarter despite an economy that showed few signs of significant strength." Mr. Hawkins continued, "We experienced some increased activity from corporate customers in most of our markets but believe 2003 will continue to be a challenging year for most businesses."

Portfolio Report

         Occupancy for stabilized properties was 90.4% at March 31, 2003, down from 92.3% at December 31, 2002 and down from 93.9% at March 31, 2002. Same store portfolio operating income for the first quarter of 2003 decreased 1.8% on a GAAP basis over the same period in 2002. Adjusting for termination fees, same store operating income for the first quarter of 2003 decreased by 2.8%. The average occupancy rate for same store properties was 91.1% in the first quarter of 2003 as compared to 94.2% for first quarter 2002.

                                   -CONTINUED-

CarrAmerica Release of May 1, 2003
Page Two

     For the first quarter, rental rates decreased 15.8% on average on the rolling leases executed during the quarter.

Capital Markets Activity

     During the first quarter, CarrAmerica repurchased or redeemed 2.2 million shares of preferred stock for approximately $54.0 million. In addition, the Company repurchased 322,600 shares of common stock for $7.9 million.

Dispositions

     CarrAmerica has one 62,194 square foot office project in San Diego under contract to be sold. The sale is scheduled to close in the second quarter of 2003, subject to customary closing conditions, and is expected to result in net proceeds of approximately $9.2 million resulting in an estimated gain of approximately $3.5 million.

Development Update

     CarrAmerica owns a partial interest in a 477,000 square foot office development, Terrell Place, in Washington, D.C. The total cost of this project is expected to be $159.0 million, of which $96.1 million had been invested as of March 31, 2003. CarrAmerica's share of the total project costs for this development is expected to be approximately $47.7 million, of which $28.8 million had been expended as of March 31, 2003. This project is currently 54.4% leased or committed, including a 243,791 square foot lease with the law firm of Venable, Baetjer, Howard and Civiletti, LLP. The year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.9%.

     As of March 31, 2003, CarrAmerica had one residential project under construction with expected total project costs of $19.9 million, of which $6.6 million had been invested as of March 31, 2003.

CarrAmerica Earnings Estimates

     On Friday, May 2, CarrAmerica management will discuss earnings guidance for 2003. Based on management's view of current market conditions and certain assumptions with regards to rental rates and other projections, an expected range of adjusted FFO per share of $3.20 - $3.30 and diluted earnings per share of $0.79 - $0.89, which includes $3.5 million of gain associated with the scheduled sale of the office project in San Diego but no other gains on sales of assets, for 2003 will be discussed. In addition, an expected range of adjusted FFO per share of $0.78 - $0.82 and diluted earnings per share of $0.25 - $0.29, which includes the $3.5 million of gain associated with the scheduled sale of the office project in San Diego but no other gains on sales of assets, for the second quarter of 2003 will be discussed. The projections for 2003 are based in part on the following assumptions:

                                   -CONTINUED-

CarrAmerica Release of May 1, 2003
Page Three

         Average Office Portfolio Occupancy      89% -  91%
         Real Estate Service Revenue             $24 - $25 million
         General and Administrative Expense      $41 - $43 million

     Due to the uncertain nature of property acquisitions and dispositions, the above ranges do not include any possible property acquisitions or dispositions, other than the one previously discussed in this press release. By definition, adjusted FFO excludes gains or losses on the dispositions of properties.

CarrAmerica Announces First Quarter Dividend

     The Board of Directors of CarrAmerica today declared a first quarter dividend for its common stock of $0.50 per share. The dividend will be payable to shareholders of record as of the close of business on May 20, 2003. CarrAmerica's common stock will begin trading ex-dividend on May 16, 2003 and the dividend will be paid on May 30, 2003.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The total Series B Cumulative Redeemable preferred stock dividend is $.535625 per share, the total Series C Cumulative Redeemable preferred stock dividend is $.534375 per share, and the total Series D Cumulative Redeemable preferred stock dividend is $.528125 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on May 20, 2003. The preferred stock will begin trading ex-dividend on May 16, 2003 and the dividends will be paid on May 30, 2003.

Corporate Governance

     The shareholders of CarrAmerica today approved a proposal submitted by the Company's Board of Directors to declassify the Board of Directors and require the annual election of directors beginning at the Company's 2004 annual meeting.

CarrAmerica First Quarter Webcast and Conference Call

     CarrAmerica will conduct a conference call to discuss 2003 first quarter results on Friday, May 2, 2003 at 11:00 AM ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com.

     The phone number for the conference call is 1-800-289-0494 for U.S. participants and 1-913-981-5520 for international participants. The call is open to all interested persons. A taped replay of the conference call can be accessed from 2:00 PM on May 2 through May 6, 2003, by dialing 1-888-203-1112 for U.S. callers and 1-719-457-0820 for international callers, passcode 546421. A copy of supplemental material on the Company's first quarter operations is available on the Company's web site, www.carramerica.com, or by request from:

                                   -CONTINUED-

CarrAmerica Release of May 1, 2003
Page Four

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C. 20006
(Telephone) 202-729-1764
E-Mail) swalsh@carramerica.com

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company has become one of America's leading office workplace companies by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. CarrAmerica is a leading office innovator with interests in and/or strategic relationships with companies including essention, the engine behind InfoCentre, a web-based operations and issues management platform and AmerescoSolutions, an affiliate of Ameresco Energy Services, providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 298 operating office properties and has an office building under development in Washington, D.C. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

     Estimates of adjusted FFO and earnings per share, and other statements regarding management's expectations about, among other things, operating performance and financial condition, are, by definition, and certain statements in this release and the accompanying summary financial information may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, possible charges or payments resulting from our guarantee of certain leases of HQ Global Workplaces, Inc., the ability of the general economy to recover timely from the current economic downturn, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Company may not control or companies in which the Company has made investments, our ability to maintain our status as a REIT for federal income tax purposes, governmental actions and initiatives, the ability to obtain insurance at a reasonable cost and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report on Form 10-K.

                                   -CONTINUED-

                                      -###-

                         CARRAMERICA REALTY CORPORATION
                           Consolidated Balance Sheets

                                                       March 31,    December 31,
(In thousands)                                           2003          2002
                                                      -----------   -----------
                                                       (Unaudited)
Assets
------

Rental property

     Land                                             $   669,034   $   668,223
     Buildings                                          1,976,611     1,967,496
     Tenant improvements                                  371,176       367,901
     Furniture, fixtures and equipment                      4,264         4,262
                                                      -----------   -----------

                                                        3,021,085     3,007,882
     Less: Accumulated depreciation                      (596,762)     (569,970)
                                                      -----------   -----------
          Net rental property                           2,424,323     2,437,912

Land held for future development or sale                   45,298        44,778
Construction in progress                                    6,574        12,732
Cash and cash equivalents                                   5,274         3,023
Restricted deposits                                         1,960         4,505
Accounts and notes receivable, net                         16,444        20,391
Investments in unconsolidated entities                    128,211       125,079
Accrued straight-line rents                                77,037        74,884
Tenant leasing costs, net                                  43,421        42,170
Prepaid expenses and other assets, net                     50,093        50,231
                                                      -----------   -----------
                                                      $ 2,798,635   $ 2,815,705
                                                      ===========   ===========

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:

     Mortgages and notes payable                      $ 1,672,713   $ 1,603,949
     Accounts payable and accrued expenses                 85,361       102,153
     Rent received in advance and security deposits        37,189        35,590
                                                      -----------   -----------
                                                        1,795,263     1,741,692

Minority interest                                          76,144        76,222

Stockholders' equity:

     Preferred stock                                      200,634       254,518
     Common stock                                             519           518
     Additional paid in capital                           946,804       951,281
     Cumulative dividends in excess of net income        (220,729)     (208,526)
                                                      -----------   -----------
                                                          927,228       997,791
                                                      -----------   -----------

Commitments and contingencies                         $ 2,798,635   $ 2,815,705
                                                      ===========   ===========

                                  -CONTINUED-

                 CARRAMERICA REALTY CORPORATION
              Consolidated Statements of Operations

                                                             Three Months Ended
                                                                   March 31,
                                                            -------------------
(In thousands, except per share amounts)                      2003       2002
                                                            --------   --------
                                                                (Unaudited)
Revenues:
    Rental income (1):
       Minimum base rent                                    $105,763   $105,124
       Recoveries from tenants                                16,052     16,158
       Parking and other tenant charges                        5,988      2,793
                                                            --------   --------
          Total rental revenue                               127,803    124,075
    Real estate service revenue                                5,555      6,127
                                                            --------   --------
          Total operating revenues                           133,358    130,202
                                                            --------   --------

Operating expenses:
    Property expenses:
       Operating expenses                                     32,374     30,837
       Real estate taxes                                      12,000     11,733
    Interest expense                                          25,537     24,388
    General and administrative                                10,286     11,041
    Depreciation and amortization                             32,010     32,740
                                                            --------   --------
          Total operating expenses                           112,207    110,739
                                                            --------   --------
          Real estate operating income                        21,151     19,463

Other income (expense):
    Other income                                                  98        194
    HQ lease guarantees                                            -     (2,400)
    Equity in earnings of unconsolidated entities              1,327      2,043
                                                            --------   --------
          Total other income (expense)                         1,425       (163)
                                                            --------   --------

          Income from continuing operations before income
            taxes, minority interest, gain on sale of
            assets and impairment loss on land                22,576     19,300
Income taxes                                                    (252)       (33)
Minority interest                                             (3,076)    (2,623)
Loss on sale of assets and impairment loss on land              (277)      (860)
                                                            --------   --------
          Income from continuing operations                   18,971     15,784
Discontinued operations -  Net operations of sold property         -      1,716
                                                            --------   --------
          Net income                                        $ 18,971   $ 17,500
                                                            ========   ========

    Basic net income per share:
          Income from continuing operations                 $   0.26   $   0.14
          Discontinued operations                                  -       0.03
                                                            --------   --------
          Net income                                        $   0.26   $   0.17
                                                            ========   ========

    Diluted net income per share:
          Income from continuing operations                 $   0.26   $   0.14
          Discontinued operations                                  -       0.03
                                                            --------   --------
          Net income                                        $   0.26   $   0.17
                                                            ========   ========

NOTE: (1) Rental income includes $2,153 and $2,903 of accrued straight line rents for the three months period ended Mar. 31, 2003 and 2002, respectively.

                                   -CONTINUED-

                         CARRAMERICA REALTY CORPORATION
                      Consolidated Statements of Cash Flow

                                                                                             Three Months Ended
(Unaudited and in thousands)                                                                      March 31,
                                                                                             ------------------
                                                                                               2003      2002
Cash flow from operating activities:
     Net income                                                                              $ 18,971  $ 17,500
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                          32,010    34,116
        Minority interest                                                                       3,076     2,623
        Equity in earnings of unconsolidated entities                                          (1,327)   (2,043)
        Loss sale of assets and other provisions, net                                             277       860
        Obligations under lease guarantees                                                          -     2,400
        Provision for uncollectible accounts                                                    1,871     1,536
        Stock based compensation                                                                1,171     1,064
        Other                                                                                    (188)      523
     Change in assets and liabilities:
        Decrease in accounts receivable                                                         2,650     1,390
        Increase in accrued straight-line rents                                                (2,153)   (2,903)
        Additions to tenant leasing costs                                                      (2,704)   (1,514)
        Increase in prepaid expenses and other assets                                          (1,174)   (5,055)
        Decrease in accounts payable and accrued expenses                                     (14,734)  (12,632)
        Increase (decrease) in rent received in advance and security deposits                   1,599    (1,441)
                                                                                             --------  --------
           Total adjustments                                                                   20,374    18,924
                                                                                             --------  --------
           Net cash provided by operating activities                                           39,345    36,424
                                                                                             --------  --------
Cash flows from investing activities:
     Acquisition and development of rental property                                            (7,972)   (7,552)
     Additions to land held for development or sale                                              (520)     (339)
     Additions to construction in progress                                                     (3,777)   (1,703)
     Issuance of notes receivable                                                                (654)        -
     Distributions from unconsolidated entities                                                   835     1,097
     Investments in unconsolidated entities                                                      (544)   (1,759)
     Acquisition of minority interest                                                            (220)   (3,371)
     Decrease (increase) in restricted deposits                                                 2,545      (140)
     Proceeds from sales of properties                                                            162         -
                                                                                             --------  --------
           Net cash used by investing activities                                              (10,145)  (13,767)
                                                                                             --------  --------
Cash flows from financing activities:
     Repurchase of common stock                                                                (7,858)        -
     Repurchase of preferred stock                                                            (53,953)        -
     Exercises of stock options                                                                 1,381    15,710
     Proceeds from the issuance of unsecured notes                                                  -   394,496
     Net borrowings (repayments) on unsecured credit facility                                  96,000  (383,000)
     Net repayments of mortgages payable                                                      (28,045)   (5,023)
     Deferred financing costs                                                                       -      (624)
     Dividends and distributions to minority interests                                        (34,474)  (37,830)
                                                                                             --------  --------
           Net cash used by financing activities                                              (26,949)  (16,271)
                                                                                             --------  --------
           Increase in unrestricted cash and cash equivalents                                   2,251     6,386
Cash and cash equivalents, beginning of the period                                              3,023     5,041
                                                                                             --------  --------
Cash and cash equivalents, end of the period                                                 $  5,274  $ 11,427
                                                                                             ========  ========

Supplemental disclosure of cash flow information:
     Cash paid for interest (net of capitalized interest of $424 and $872
        for the three months ended March 31, 2003 and 2002, respectively)                    $ 37,926  $ 26,411
                                                                                             ========  ========

                                   -CONTINUED-

                         CARRAMERICA REALTY CORPORATION
                              Funds From Operations

Funds from operations ("FFO") and funds available for distribution ("FAD") are used as measures of operating performance for real estate companies. We provide FFO and FAD as a supplement to net income calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Although FFO and FAD are measures of operating performance, they do not represent net income calculated in accordance with GAAP. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income
(loss) (computed in accordance GAAP), excluding gains (or losses) on sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

We believe that FFO and FAD are helpful to investors as a measure of our performance. FFO excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains and losses on sales of real estate and real estate related depreciation and amortization, which can make periodic analyses of operating performance more difficult to compare. We also believe that FFO provides investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. FAD deducts various capital items and non-cash revenue from adjusted FFO to assist in analysis of our cash available to pay dividends.

(Unaudited and in thousands)                                                                       Three Months Ended
                                                                                                        March 31,
                                                                                              ----------------------------
                                                                                                  2003           2002
                                                                                              ------------   -------------
Net income                                                                                    $     18,971   $      17,500
  Adjustments: Minority interest                                                                     3,076           2,623
               FFO allocable to the minority Unitholders                                            (4,505)         (4,321)
               Depreciation and amortization - REIT properties                                      30,405          31,232
               Depreciation and amortization - Equity properties                                     2,938           3,295
               Depreciation and amortization - Discontinued operations - Sold property                   -           1,376
               Minority interests' (non Unitholders) share of
                 depreciation, amortization and net income                                            (280)           (226)
               Loss on sale of assets and other provisions, net                                        277             860
                                                                                              ------------   -------------
FFO                                                                                                 50,882          52,339
  Less:        Preferred and restricted stock dividends                                             (5,306)         (8,548)
                                                                                              ------------   -------------
FFO attributable to common shares                                                                   45,576          43,791

           FFO allocable to the minority Unitholders                                                 4,505           4,321
                                                                                              ------------   -------------
Adjusted FFO/1/                                                                               $     50,081   $      48,112
                                                                                              ============   =============

  Less:        Lease commissions                                                                    (2,704)         (1,514)
               Tenant improvements                                                                  (5,327)         (5,151)
               Straight line rent                                                                   (2,153)         (2,903)
                                                                                              ------------   -------------
Funds available for distribution                                                              $     39,897   $      38,544
                                                                                              ============   =============

  /1/ Adjusted funds from operations is computed to reflect all operating partnership units as if they were converted to common shares for any period in which they are not antidulitive.

                                  -CONTINUED-

                         CARRAMERICA REALTY CORPORATION
                          Funds From Operations (con't)

(Unaudited and in thousands, except per share amounts)              Three Months Ended
                                                                         March 31,
                                                                  -----------------------
                                                                     2003         2002
                                                                  ----------    ---------
Diluted net income per common share                               $     0.26    $    0.17
                                                                  ----------    ---------

Add:      Depreciation and amortization                                 0.57         0.60
Less:     Loss on sale of assets and other provisions, net                 -        (0.01)
          Minority interest adjustment                                 (0.03)       (0.03)
Adjustment for share difference                                         0.07         0.08
                                                                  ----------    ---------
Adjusted funds from operations per common share                   $     0.87    $    0.81
                                                                  ==========    =========

Weighted average common shares outstanding:
        Diluted net income                                            51,936       53,768
        Adjusted funds from operations                                57,600       59,700

                                  -CONTINUED-

                         CARRAMERICA REALTY CORPORATION
                          Funds From Operations (con't)

(Unaudited and in thousands, except per share amounts)                         Projected                 Projected
                                                                           Three Months Ended        Twelve Months Ended
                                                                              June 30, 2003           December 31, 2003
                                                                          --------------------      --------------------
Projected diluted net income per common share                             $    0.25 - 0.29          $    0.79-0.89
                                                                          --------------------      --------------------

Add:    Projected depreciation and amortization                                     0.59                    2.39
        Projected minority interest                                                 0.03                    0.16
Less:   Projected gain on sale of assets and other provisions, net                 (0.06)                  (0.06)
Projected adjustment for share difference                                          (0.03)                  (0.08)
                                                                          --------------------      --------------------
Projected adjusted funds from operations per common share                 $     0.78 - 0.82         $    3.20 - 3.30
                                                                          ====================      ====================

Projected weighted average common shares outstanding:
        Projected diluted net income                                              52,100                  52,100
        Projected adjusted funds from operations                                  57,800                  57,700

                                      ####